UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

Shire plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0484822
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke,
Hampshire RG24 8EP England

(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code      44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 9, 2007, Shire issued $1.1 billion of 2.75% Convertible Bonds due 2014.

In consideration of the services provided, Shire paid to the managers of the offering in aggregate a commission of $16.5 million.

The Bonds are convertible into ordinary shares of Shire plc from June 18, 2007 at a conversion price of US$33.5879 per ordinary share, subject to adjustment. The Bonds bear interest from and including May 9, 2007 at 2.75% per annum payable semi-annually in equal installments in arrear on May 9 and November 9 each year, commencing on November 9, 2007.

The Bonds were issued at 100% of their principal amount and, unless previously redeemed, converted or cancelled, will mature on the seventh anniversary of the issue of the Bonds in 2014.

     The managers offered and sold the Bonds to certain institutional investors that are “non-US persons” in “offshore transactions” (as defined in Regulation S under the Securities Act of 1933) pursuant to the exemption from registration provided by Regulation S under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell

	Name:	Angus Russell
	Title:	Chief Financial Officer

Dated: May 15, 2007